HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


             HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS



                    Diluted EPS increases 19% to $0.57
                 Company affirms 2008 financial guidance



MELVILLE, N.Y. - May 6, 2008 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended March 29, 2008.
         Net sales for the first quarter of 2008 were $1.5 billion, an increase of 16.4% compared with the first quarter of 2007. This increase includes 12.0% local currency growth (3.0% internally generated and 9.0% from acquisitions) and 4.4% related to foreign currency exchange. (See Exhibit A for details of sales growth.) The Company previously announced an initiative of reducing sales of certain lower-margin pharmaceutical products. Excluding sales of those products, internal net sales growth in local currencies was 5.4%.
         Net income for the first quarter of 2008 was $52.3 million or $0.57 per diluted share, up 20.3% and 18.8%, respectively, compared with the prior-year first quarter.
         "We are pleased with our earnings growth during the first quarter, which reflects the benefits of our diversified business model serving dental, medical and veterinary office practitioners in the U.S. and international markets," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Our International Group was a particularly strong contributor to both sales and earnings growth this quarter."
         Dental Group sales of $612 million increased 8.7%, including 7.2% growth in local currencies (5.5% internally generated and 1.7% from acquisitions) and 1.5% growth related to foreign currency exchange. Of the 7.2% local currency growth, Dental consumable merchandise sales increased 6.0% (4.3% internal growth and 1.7% acquisition growth) and Dental equipment sales and service revenues were up 11.1% (9.8% internal growth and 1.3% acquisition growth).
         "Double-digit growth in equipment sales and service revenues once again reflected gains in both traditional equipment and high-tech products," commented Mr. Bergman. "One of the Dental Group highlights during the quarter was initial sales of the E4D dental CAD/CAM product. This product is in its controlled launch period and feedback from dentists continues to be very encouraging."



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         Medical Group sales of $335 million declined 3.7% (4.4% decline in internal growth and 0.7% acquisition growth). As mentioned, the Company previously announced an initiative of reducing sales of certain lower-margin pharmaceutical products. Excluding sales of those products, internal Medical net sales growth was 4.5%.
         "We have completed the Medical One World initiative, consolidating three Medical brands into one, and we are very pleased that there was virtually no sales erosion during the process," said Mr. Bergman. "With this consolidation behind us, we are excited to be implementing our integrated sales and marketing approach and look forward to bringing new products and value-added services to our Medical customers."
         For the quarter International Group sales of $540 million increased 45.5%, including 32.2% growth in local currencies (5.6% internally generated and 26.6% from acquisitions) and 13.3% related to foreign currency exchange.
         "International Group results featured strong internal sales growth in the United Kingdom, Germany, Australia and New Zealand, bolstered by the contribution from our recent acquisition of W. & J. Dunlop, a leading United Kingdom animal health products supplier," added Mr. Bergman. "I am also delighted to report that Dunlops is performing above our expectations."
         Technology and Value-Added Services Group sales of $39 million increased 36.5%, including 35.9% growth in local currencies (10.2% internally generated and 25.7% acquisition growth) and 0.6% growth related to foreign currency exchange.
         "Strong organic growth in our electronic and financial services businesses contributed to very solid revenue growth in the quarter," stated Mr. Bergman.

2008 EPS Guidance
       Henry Schein affirms 2008 financial guidance, as follows:

       o 2008 diluted EPS is expected to be $2.93 to $3.00, representing growth of 14% to 16% compared with 2007.
       o This 2008 diluted EPS guidance includes Henry Schein's expectation that it will distribute 12 million to 15 million doses of influenza vaccine during the year, representing earnings of $0.13 to $0.16 per diluted share.
       o 2008 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.



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First Quarter Conference Call Webcast
         The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 550,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an installed user base of more than 52,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,000 people and has operations or affiliates in 20 countries. The Company's net sales reached a record $5.9 billion in 2007. For more information, visit the Henry Schein Web site at www.henryschein.com.

   In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
   Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment;


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our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
   We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



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                               (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                     Three Months Ended
                                                                -----------------------------
                                                                   March 29,       March 31,
                                                                     2008            2007
                                                                -------------   -------------

Net sales ....................................................  $   1,525,619   $   1,310,128
Cost of sales ................................................      1,074,386         919,082
                                                                -------------   -------------
       Gross profit ..........................................        451,233         391,046

Operating expenses:
    Selling, general and administrative ......................        366,006         317,325
                                                                -------------   -------------
       Operating income ......................................         85,227          73,721
Other income (expense):
    Interest income ..........................................          3,983           4,119
    Interest expense .........................................         (6,902)         (5,942)
    Other, net ...............................................           (383)           (122)
                                                                -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...............................         81,925          71,776
Income taxes .................................................        (27,855)        (25,470)
Minority interest in net income of subsidiaries ..............         (3,250)         (2,915)
Equity in earnings of affiliates .............................          1,510              23
                                                                -------------   -------------
Income from continuing operations ............................         52,330          43,414

Discontinued operations:
    Income from operations of discontinued components ........            --              140
    Income tax expense .......................................            --              (60)
                                                                -------------   -------------
    Income from discontinued operations ......................            --               80
                                                                -------------   -------------
Net income ...................................................  $      52,330   $      43,494
                                                                =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.59   $        0.49
                                                                =============   =============
    Diluted ..................................................  $        0.57   $        0.48
                                                                =============   =============

Income from discontinued operations per share:
    Basic ....................................................  $        0.00   $        0.00
                                                                =============   =============
    Diluted ..................................................  $        0.00   $        0.00
                                                                =============   =============

Earnings per share:
    Basic ....................................................  $        0.59   $        0.49
                                                                =============   =============
    Diluted ..................................................  $        0.57   $        0.48
                                                                =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         89,223          87,911
                                                                =============   =============
    Diluted ..................................................         92,259          89,984
                                                                =============   =============

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         March 29,        December 29,
                                                                                           2008               2007
                                                                                       -------------     -------------
                                                                                        (unaudited)

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     203,036     $     247,590
    Available-for-sale securities...............................................              35,925               997
    Accounts receivable, net of reserves of $40,981 and $41,315 ................             702,519           708,307
    Inventories, net ...........................................................             701,767           666,786
    Deferred income taxes ......................................................              37,328            32,827
    Prepaid expenses and other .................................................             192,727           192,292
                                                                                       -------------     -------------
            Total current assets ...............................................           1,873,302         1,848,799
Property and equipment, net ....................................................             255,765           247,671
Goodwill .......................................................................             947,885           917,194
Other intangibles, net .........................................................             193,150           192,420
Investments and other ..........................................................             118,367           107,900
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,388,469     $   3,313,984
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     428,691     $     474,009
    Bank credit lines ..........................................................               5,569             8,977
    Current maturities of long-term debt .......................................              24,475            24,319
    Accrued expenses:
       Payroll and related .....................................................             114,881           136,291
       Taxes ...................................................................              92,910            73,278
       Other ...................................................................             222,994           223,765
                                                                                       -------------     -------------
            Total current liabilities ..........................................             889,520           940,639
Long-term debt .................................................................             428,541           423,274
Deferred income taxes ...........................................................             91,850            80,260
Other liabilities ..............................................................              52,709            53,906

Minority interest ..............................................................              40,052            35,923
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       90,218,436 outstanding on March 29, 2008 and
       89,603,660 outstanding on December 29, 2007 .............................                 902               896
   Additional paid-in capital ..................................................             693,369           673,763
   Retained earnings ...........................................................           1,057,385         1,005,055
   Accumulated other comprehensive income ......................................             134,141           100,268
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,885,797         1,779,982
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,388,469         3,313,984
                                                                                       =============     =============



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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                         March 29,       March 31,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      52,330   $      43,494
     Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
           Depreciation and amortization .......................................              19,438          17,557
           Stock-based compensation expense ....................................               9,260           4,117
           Provision for losses on trade and other accounts receivable .........               1,137             231
           Benefit from deferred income taxes ..................................              (3,339)         (6,855)
           Undistributed earnings of affiliates ................................              (1,510)            (23)
           Minority interest in net income of subsidiaries .....................               3,250           2,915
           Other ...............................................................                (426)           (721)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              16,504          (3,947)
                 Inventories ...................................................             (21,087)          3,936
                 Other current assets ..........................................               2,503          11,882
                 Accounts payable and accrued expenses .........................             (64,720)       (106,488)
                                                                                       -------------   -------------
Net cash provided by (used in) operating activities ............................              13,340         (33,902)
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (13,743)         (8,933)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................              (8,524)        (27,432)
     Purchases of available-for-sale securities ................................             (35,925)        (17,500)
     Proceeds from sales of available-for-sale securities ......................                 847          18,000
     Net payments for foreign exchange forward contract settlements ............              (2,004)         (3,921)
     Other .....................................................................                (735)         (5,262)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (60,084)        (45,048)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Repayments of bank borrowings .............................................              (3,919)           (255)
     Proceeds from issuance of long-term debt ..................................                 --              428
     Principal payments for long-term debt .....................................                (973)           (457)
     Proceeds from issuance of stock upon exercise of stock options ............               7,172          10,691
     Payments for repurchases of common stock ..................................                 --          (30,689)
     Excess tax benefits related to stock-based compensation ...................               3,429           5,853
     Other .....................................................................                (424)           (736)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................               5,285         (15,165)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (41,459)        (94,115)
Effect of exchange rate changes on cash and cash equivalents ...................              (3,095)            (76)
Cash and cash equivalents, beginning of period .................................             247,590         248,647
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     203,036   $     154,456
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                 2008 First Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q1 2008 over Q1 2007
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                3.0%           5.5%           -4.4%          5.6%           10.2%

Acquisitions                                         9.0%           1.7%            0.7%         26.6%           25.7%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    12.0%           7.2%           -3.7%         32.2%           35.9%

Foreign Currency Exchange                            4.4%           1.5%             --          13.3%            0.6%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             16.4%           8.7%           -3.7%         45.5%           36.5%
                                               ============    ===========    ============  =============   ============





CONTACTS: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Investors: Neal Goldner
          Vice President, Investor Relations
          neal.goldner@henryschein.com
          (631) 845-2820

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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